Exhibit 23


                        Consent of Independent Auditors

The Board of Directors
General Electric Company

We consent to incorporation by reference in the Registration Statements (Nos. 33-47500 and 333-23767) on Form S-8 of General Electric Company of our report dated May 15, 1997, relating to the financial statements and supplemental schedule of GE Savings and Security Program as of and for the years ended December 31, 1996 and 1995, which appears in the December 31, 1996 annual report on Form 11-K of General Electric Company



                                                           KPMG Peat Marwick LLP



New York, New York
June 25, 1997